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                                                                   Exhibit 10.4h

                  AMENDMENT NUMBER THREE TO FOURTH AMENDED AND
                            RESTATED CREDIT AGREEMENT

         This Amendment Number Three to Fourth Amended and Restated Credit Agreement ("Amendment") is entered into as of December 17, 2001, by and between Jos. A. Bank Clothiers, Inc., a Delaware corporation ("Company"), the various financial institutions that are or may from time to time become parties to the Agreement referred to below (collectively, the "Lenders" and each individually a "Lender"), and Foothill Capital Corporation, a California corporation as Agent for the Lenders ("Agent") in light of the following:

         A. Company, Wells Fargo Bank, National Association ("Wells Fargo") and Lenders have previously entered into that certain Fourth Amended and Restated Credit Agreement, dated as of April 30, 1996 (as amended from time to time the "Agreement").

         B. Wells Fargo, Lenders and Company entered into four amendments to the Agreement between September 3, 1996 and June 1, 1998 (collectively, the "Wells Fargo Amendments").

         C. Wells Fargo has assigned its interest in the Agreement (as amended by the Wells Fargo Amendments) and related Loan Documents to Foothill pursuant to that certain Assignment and Acceptance, dated as of June 2, 1999 and Foothill was appointed Agent under the terms of the Agreement.

         D. Agent, Lenders and Company have entered into that certain Fifth Amendment to the Agreement as of December 8, 1999, and that certain Sixth Amendment to the Agreement as of July 28, 2000 (collectively, the "Foothill Amendments").

         E. Agent, Lenders and Company have entered into that certain Combined Amendment Number One to the Fourth Amended and Restated Credit Agreement as of December 15, 2000 (the "Combined Amendment Number One").

         F. Agent, Lenders and Company have entered into that certain Amendment Number Two to the Fourth Amended and Restated Credit Agreement as of March 27, 2001 (the "Amendment Number Two").

         G. Company, Lenders, and Agent desire to amend the Agreement as provided for and on the conditions herein.

         NOW, THEREFORE, Company, Lenders, and Agent hereby amend and supplement the Agreement as follows:

         1.   DEFINITIONS.  All initially capitalized terms used in this
              -----------
Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

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         2.   AMENDMENTS.
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              (a)  The definition of "Eligible Inventory Borrowing Base" in
     Section 1.1 of the Agreement is amended in its entirety to read as follows:

                   "Eligible Inventory Borrowing Base" means: (i) the lesser of:
         (a) 70% (increasing to 75% during the months of September, October and

         November) of the Value of Eligible Landed Inventory; or (b) 85% (increasing to 90% during the months of September, October and November) of the Net Liquidation Value of Eligible Landed Inventory; plus (ii) the lesser of: (a) $3,000,000; (b) 70% (increasing to 75% during the months of September, October and November) of the Value of Eligible L/C Inventory; and (c) 85% (increasing to 90% during the months of September, October and November) of the Net Liquidation Value of Eligible L/C Inventory; minus (iii) the Inventory Reserve.
                                    -----

              (b) Section 1.1 of the Agreement is amended by adding the following definition:

                   "Inventory Reserve" means a reserve against the Eligible Inventory Borrowing Base in the amount of $5,000,000.

              (c) The definition of "Maximum Revolving Amount" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                   "Maximum Revolving Amount" means $60,000,000.

              (d) The definition of "Maturity Date" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                   "Maturity Date" means April 30, 2005.

              (e) Section 2.4(A.)(ii) of the Agreement is amended in its entirety to read as follows:

                   (ii) an unused line fee equal to: (a) $55,000,000, minus the average of the daily amount of Revolving Loans; times (b) 0.375% per annum calculated on the basis of a 360-day year and the actual number of days elapsed and payable monthly in arrears on the first day of each calendar month through the Maturity Date so long as this Agreement has not terminated, provided, however, that if this Agreement terminates on a date other than the 1st of a month, the unused line fee will be prorated for the partial month on which the termination occurs and payable on the date of termination;

              (f) Section 5.1(i) of the Agreement is amended in its entirety to read as follows:

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              (i)  Borrowing Base Certificates. If Company has Revolving Loan
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         borrowing availability of less than $5,000,000, prior to noon,
         California time, on each Tuesday, a borrowing base certificate, in form and detail acceptable to Agent, as of the close of Company's business on the immediately preceding Saturday; or if Company has Revolving Loan borrowing availability of $5,000,000 or more, prior to noon, California time, on the third Business Day of any fiscal month, a borrowing base certificate, in form and detail acceptable to Agent, as of the close of Company's business on the last day of the immediately preceding fiscal month;

         (g) Section 5.14 of the Agreement is hereby deleted in its entirety and replaced with a new Section 5.14 as follows:

              5.14 [Intentionally Deleted.]
                    ---------------------

         (h) Section 6.6 of the Agreement is amended in its entirety to read as follows:

              6.6  Financial Covenants
                   -------------------

              Agent shall set a minimum EBITDA covenant for each fiscal month commencing with the fiscal month ending on or about March 31, 2001 and a maximum Capital Expenditure covenant for each fiscal year commencing with the fiscal year ending on or about January 31, 2002. The covenants shall be based upon Company's projections for the fiscal year containing that fiscal month and fiscal year, which projections must be delivered to Agent prior to the commencement of such fiscal year. The projections shall be satisfactory to Agent in its reasonable credit judgment. Agent shall set the future periods EBITDA covenant based on 85% of the expected performance set forth in the projections delivered to Agent. The covenants set forth in this Section will not be applicable to Company in any fiscal month during which Company maintains a daily average of Revolving Loans borrowing availability of $5,000,000 or more, provided, no Event of Default has occurred and is continuing.

         (i) National Tailoring Services, Inc., a Delaware corporation ("NTS") and Company have previously entered into that certain Agreement and Plan of Merger, dated as of August 5, 2001 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement: (i) NTS ceases to exist as a separate corporate entity; (ii) NTS merges with and into Company; and (iii) Company assumes all of the assets and liabilities of NTS. Company, Lenders, and Agent hereby agree that all references to "National Tailoring Services, Inc., a Delaware corporation" or to "NTS" in the Agreement and all other Loan Documents shall be and mean, and shall be revised to say, "Jos. A. Bank Clothiers, Inc., a Delaware corporation" or "Company", respectively.

         (j) Company acknowledges and agrees that the Loan Documents to which NTS is a party are valid, enforceable and in full force and effect and that: (i) Company assumes the full payment and performance of all Obligations thereunder; and (ii) all rights of Lenders and

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Agent under the Loan Documents to which NTS is a party and all liens upon any property of NTS, are valid, enforceable and in full force and effect against Company.

         3.   REPRESENTATIONS AND WARRANTIES.  Company hereby affirms to Agent
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and the Lenders that all of Company's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

         4.   NO DEFAULTS.  Company hereby affirms to Agent and the Lenders that
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no Event of Default has occurred and is continuing as of the date hereof.

         5.   CONDITIONS PRECEDENT.  The effectiveness of this Amendment is
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expressly conditioned upon the receipt by Agent of a copy of this Amendment executed by Company and Requisite Lenders.

         6.   COSTS AND EXPENSES.  Company shall pay to Agent all of Agent's
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out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

         7.   LIMITED EFFECT.  In the event of a conflict between the terms and
              --------------
provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         8.   COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any
              ---------------------------
number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation, as Agent and as the sole Lender


                              By:   /s/ THOMAS F. MORGAN
                                   -----------------------------
                              Title:  Vice President
                                      --------------------------

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                              JOS. A. BANK CLOTHIERS, INC.,
                              a Delaware corporation


                              By:   /s/
                                   -----------------------------------
                                   David E. Ullman, EVP-CFO

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         Each of the undersigned has executed a Continuing Guaranty in favor of
Foothill Capital Corporation, as Agent for the Lenders (as defined in the Amendment) ("Foothill") respecting the obligations of Jos. A. Bank Clothiers, Inc., a Delaware corporation ("Company") owing to Agent and Lenders. Each of the undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Continuing Guaranty remains in full force and effect; nothing in such Continuing Guaranty obligates Agent or any Lender to notify the undersigned of any changes in the financial accommodations made available to Company or to seek reaffirmations of the Continuing Guaranty; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.

                              JOSEPH A. BANK MFG. CO., INC.,
                              a New Jersey corporation


                              By:   /s/
                                   ----------------------------------
                                   David E. Ullman, EVP-CFO


                              RS SERVICING CO., INC.,
                              a Delaware corporation


                              By:  /s/
                                  ----------------------------------
                                  David E. Ullman, President


                              IS SERVICING CO., INC.,
                              a Delaware corporation


                              By:  /s/
                                  ----------------------------------
                                  David E. Ullman, President